Calculation of Filing Fee Tables
S-8
CI&T Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Shares, reserved for issuance pursuant to the Amended and Restated 2022 U.S. Equity Incentive Plan and the CI&T Inc 2nd Stock Option Plan	Other	3,949,780	$ 4.51	$ 17,813,507.80	0.0001381	$ 2,460.05
Total Offering Amounts:						$ 17,813,507.80		$ 2,460.05
Total Fee Offsets:								$ 260.90
Net Fee Due:								$ 2,199.15
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional Class A Common Shares of CI&T Inc (the "Registrant") as may become available for issuance pursuant to the Amended and Restated 2022 U.S. Equity Incentive Plan and the CI&T 2nd Stock Option Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Class A Common Shares. (2) The Proposed Maximum Offering Price Per Unit has been estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, on the basis of the average of the high and low reported prices of a share of Class A common stock of the Registrant as reported on the New York Stock Exchange on December 11, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	CI&T Inc	S-8	333-275725	11/22/2023		$ 85.74	Equity	Class A Common Stock, par value $0.00005 per share	107,078	$ 85.74
Fee Offset Claims	2	CI&T Inc	S-8	333-261939	12/29/2021		$ 175.16	Equity	Class A Common Stock, par value $0.00005 per share	492,702	$ 175.16
Fee Offset Sources	3	CI&T Inc	S-8	333-275725		11/22/2023						$ 85.74
Fee Offset Sources	4	CI&T Inc	S-8	333-261939		12/29/2021						$ 175.16
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered (i) 2,500,000 shares of Common Stock pursuant to the Registration Statement on Form S-8 (File Number 333-275725) filed on November 22, 2023 and (ii) 4,829,210 shares of Common Stock pursuant to the Registration Statement on Form S-8 (File Number 333-261939) filed on December 29, 2021 (collectively, the "Prior Registration Statements"). The Registrant has withdrawn the Prior Registration Statements and any offerings that included the unsold securities registered thereunder have been terminated.

[2]	The Registrant previously registered (i) 2,500,000 shares of Common Stock pursuant to the Registration Statement on Form S-8 (File Number 333-275725) filed on November 22, 2023 and (ii) 4,829,210 shares of Common Stock pursuant to the Registration Statement on Form S-8 (File Number 333-261939) filed on December 29, 2021 (collectively, the "Prior Registration Statements"). The Registrant has withdrawn the Prior Registration Statements and any offerings that included the unsold securities registered thereunder have been terminated.

Offset Note
[3]	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statements pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statements was $3,024.83. Pursuant to Rule 457(p) under the Securities Act, $260.90 of the previously paid fee remains available for fee offsets by the Registrant as of the date of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $260.90 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statements.

[4]	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statements pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statements was $3,024.83. Pursuant to Rule 457(p) under the Securities Act, $260.90 of the previously paid fee remains available for fee offsets by the Registrant as of the date of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $260.90 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statements.